Exhibit 99.1

NEW YORK CITY REIT 3 rd Quarter 2019 Investor Presentation 196 Orchard Street - New York, NY

2 NYCR Highlights ▪ Increased portfolio occupancy from 90.3% to 92.4% year - over - year ▪ 9 Times Square lease - up has been extremely successful with occupancy materially increasing from 74.6% in Q3 2018 to 88.2% in Q3 2019 ▪ In July, the Company acquired a fee - simple interest in three retail condominium units located at 196 Orchard Street in Manhattan for an aggregate contract sale price of $89 million, excluding acquisition related costs ▪ Retail condominium units consist of approximately 60,000 rentable square feet and are currently 100% leased to three high quality tenants (CVS, Equinox and Marshalls) ▪ All three tenants are subject to rent escalators and have a weighted average remaining lease term of 13 years ▪ The Company entered into a 10 - year term loan with Nationwide Life Insurance Company for $51 million with an attractive fixed interest rate of 3.85% relating to the acquisition of 196 Orchard Street ▪ On September 13, Christopher Masterson was unanimously elected as CFO and Treasurer of the Company ▪ Christopher also currently serves as CFO of Global Net Lease, Inc. (NYSE: GNL) and previously held accounting roles at Goldman Sachs and KPMG New York City REIT increased portfolio occupancy to over 92%

3 Q3 2019 Leasing Activity Property Rentable SF 9/30/2018 Occupancy 9/30/2019 Occupancy Occupied SF Increase / (Decrease) Increased Occupancy 123 William Street 543k SF 95% 97% 13k SF x 1140 Avenue of the Americas 242k SF 91% 83% (20k) SF 9 Times Square 167k SF 75% 88% 23k SF x 196 Orchard Street (1) ( 2019 Acquisition ) 60k SF N/A 100% 60k SF N/A 8713 5 th Avenue (2) ( 2018 Acquisition ) 18k SF N/A 100% 18k SF N/A Other Properties (3 Properties) 133k SF 91% 91% - - NYCR Portfolio 1.2 million SF 90% 92% 94k SF x 1) 2018 Occupancy does not include 196 Orchard Street which was purchased in July 2019. 2) 2018 Occupancy does not include 8713 5 th Avenue which was purchased in October 2018.

4 Key Initiatives 1) We define net leverage as total mortgage notes payable, gross of $405.0 million less cash and cash equivalents of $53.8 milli on divided by total real estate investments at cost of $868.2 million as of September 30, 2019. NYCR Continues to Execute on its Investment Strategy ▪ NYCR’s management team continues to focus on its strategic objectives: ▪ Emphasis on leasing activity, including both new leases and renewal activity to drive occupancy ▪ Maintain an efficient capital structure ▪ Pursue selective acquisitions in New York City ▪ Position the Company for a liquidity event or sale ▪ Improved occupancy at two of NYCR’s largest properties compared to third quarter 2018: ▪ 123 William Street – Increased from 95% to 97% ▪ 9 Times Square – Increased from 75% to 88% ▪ Net leverage remains low at 40% (1) providing room for potential portfolio growth

5 NYCR continues to be bullish on the long - term fundamentals in the New York City real estate market, particularly in the Manhattan office market New York City Market Trends NYC population is forecasted to reach 8.8 million people in 2030 Overall Vacancy Rate - Manhattan Office (2) 7.1 7.3 8.0 8.24 8.6 8.8 5.0 5.5 6.0 6.5 7.0 7.5 8.0 8.5 9.0 9.5 1980 1990 2000 2010 2020 2030 Millions NYC employment is currently at a historical ten - year high NYC Population at Record High (3) 3,712 3,730 3,818 3,905 3,999 4,130 4,255 4,341 4,414 4,525 4,632 0 1,000 2,000 3,000 4,000 5,000 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 NYC Employment Trends (1) Jobs in 000's 1) Source: Bureau of Labor Statistics. 2) Source: Cushman & Wakefield Research, Marketbeat Manhattan Office Q3 2019. 3) Source: New York City Department of City Planning. Manhattan Overall Net Absorption/Asking Rents (2)

Portfolio Overview

NYCR's portfolio of $868 million of real estate investments, at cost, is distributed across eight mixed-use office and retail condominium buildings located in New York City

- Eight properties consisting of 1.2 million square feet
- Portfolio occupancy of 92.4%
- Weighted average remaining lease term of 6.9 years(1)

Real Estate Investment Summary
($ amounts in thousands)

Portfolio	Acquisition Date	Number of Properties	Rentable Square Feet	Occupancy	Remaining Lease Term (1)	Debt(2)
Unencumbered Assets						
421 W 54th Street - Hit Factory	Jun. 2014	1	12,327	0%	0	
Unencumbered Sub-total		*1*	*12,327*	*0%*	*0*	
Encumbered Assets						
400 E 67th Street - Laurel	Sept. 2014	1	58,750	100%	6.6	$44,610
200 Riverside Boulevard - ICON	Sept. 2014	1	61,475	100%	18.0	$5,390
9 Times Square	Nov. 2014	1	167,390	88%	7.7	$55,000
123 William Street	Mar. 2015	1	542,676	97%	6.5	$140,000
1140 Avenue of the Americas	Jun. 2016	1	242,466	83%	4.5	$99,000
8713 Fifth Avenue	Oct. 2018	1	17,500	100%	5.7	$10,000
196 Orchard Street	Jul. 2019	1	60,297	100%	13.2	$51,000
Encumbered Sub-total		*7*	*1,150,554*	*93%*	*6.9*	*$405,000*
Portfolio Totals		**8**	**1,162,881**	**92.4%**	**6.9**	**$405,000**

Note: Data as of 9/30/2019.
1) Remaining lease term in years as of 9/30/2019, calculated on a weighted-average basis.
2) Mortgage notes payable, gross as of 9/30/2019.



Note: Map shows seven properties located in Manhattan. Medical office building in Brooklyn not pictured.

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Balance Sheet and Distribution Update

NYCR maintains a conservative balance sheet with a net leverage of 40%[2]

$ amounts in 000's

Consolidated Balance Sheets	Q3 2019	Q2 2019
Total Real Estate Investments (at Cost)	$868,187	$777,373
Cash	53,818	93,876
Other Assets [1]	(12,682)	(3,952)
Total Assets	**$909,323**	**$867,297**
Mortgage Note Payable, net of deferred financing costs	$394,624	$344,517
Other Liabilities	88,052	90,801
Total Liabilities	482,676	435,318
Total Stockholders' Equity	426,647	431,979
Total Liabilities & Equity	**$909,323**	**$867,297**

Distribution Update

NYCR continues to make progress on our previously announced leasing initiatives which were funded, in part, by the suspension of the monthly distribution. The benefits are highlighted below and NYCR expects to realize additional cash inflows in the future:

- $2 million increase in Cash NOI[3] to $8.8 million year-over-year
- 2% increase in occupancy year-over-year, including acquisition of 196 Orchard Street, fully occupied at 9/30/2019
- **As additional rent commences under the new leases from the free rent burn-off, our board of directors will continue to evaluate the resumption of distributions**

Property	Outstanding Loan Amount as of 9/30/2019	Fixed[4] / Floating	Effective Interest Rate	Maturity
123 William Street	$140,000	Fixed	4.7%	March 2027
1140 Avenue of the Americas	99,000	Fixed	4.1%	July 2026
9 Times Square	55,000	Fixed	3.7%	April 2024
196 Orchard Street	51,000	Fixed	3.9%	August 2029
Laurel Condo / ICON Garage	50,000	Fixed	4.6%	May 2028
8713 Fifth Avenue	10,000	Fixed	5.0%	November 2028
Less: deferred financing costs, net	(10,376)			
Total / Wtd. Average	**$394,624**		**4.4%**	

1) Other Assets includes accumulated depreciation partially offset by, among other items, restricted cash as of 9/30/2019 in the amount of $7.7M.
2) We define net leverage as total mortgage notes payable, gross of $405.0 million less cash and cash equivalents of $53.8 million divided by total real estate investments at cost of $868.2 million as of 9/30/2019.
3) NOI, or net operating income, is a non-GAAP measure. See page 10 of this presentation for a detailed reconciliation schedule of NOI.
4) Fixed as a result of the Company having entered into a "pay-fixed" interest rate swap agreement, which is included in derivatives, at fair value on the consolidated balance sheet as of September 30, 2019

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8 Management Team Chris Masterson Chief Financial Officer and Treasurer ▪ Elected Chief Financial Officer and Treasurer of New York City REIT in September 2019 ▪ Serves as Chief Financial Officer of Global Net Lease ▪ Past experience includes accounting positions with Goldman Sachs and KPMG ▪ Certified Public Accountant in New York State Michael Weil Chief Executive Officer, President and Chairman of the Board of Directors ▪ Founding partner of AR Global ▪ Previously served as Senior VP of sales and leasing for American Financial Realty Trust (AFRT) ▪ Served as president of the Board of Directors of the Real Estate Investment Securities Association (REISA) Zachary Pomerantz Senior Vice President of Asset Management ▪ Former Asset Manager for New York REIT, a nearly two million square foot portfolio of New York City properties ▪ Previously worked at ProMed Properties, Swig Equities, Tishman Speyer and Mall Properties

9 Supplemental Information On October 24 , 2019 , the independent directors of the Board unanimously approved an estimated per - share net asset value, or NAV, equal to $ 20 . 26 as of June 30 , 2019 . You may find a detailed discussion of the process undertaken to determine the NAV in the Form 8 - K filed on October 25 , 2019 . Note: Refer to NYCR’s Quarterly Report on Form 10 - Q for the quarter ended September 30, 2019 filed on November 12, 2019 for a fu ll description.

10 Reconciliation of Non - GAAP Metrics: NOI Net Operating Income (NOI) Reconciliation Schedule (in thousands) Three Months Ended September 30, 2019 Three Months Ended September 30, 2018 Net Loss (in accordance with GAAP) $ (4,809) $ (5,865) Other income (221) (111) General & Administrative 1,200 2,261 Asset and property management fees to related parties 1,962 1,532 Acquisition & Transaction Related - - Depreciation & Amortization 7,804 7,128 Interest Expense 4,681 3,501 Gain on sale of investment securities - - Accretion of below - and amortization of above - market lease liabilities and assets, net (566) (484) Straight - line rent (revenue as a lessor) (1,267) (1,249) Straight - line ground rent (expense as lessee) 28 28 Cash NOI $ 8,812 $ 6,741

11 Important Information Risk Factors For a discussion of the risks which should be considered in connection with our company, see the section entitled “Item 1 A . Risk Factors” in New York City REIT, Inc . ’s (the “Company” or “NYCR”) Annual Report on Form 10 - K filed with the U . S . Securities and Exchange Commission (“SEC”) on March 15 , 2019 . Forward - Looking Statements This presentation may contain forward - looking statements . These forward - looking statements involve substantial risks and uncertainties . Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward - looking statements the Company makes . You can identify forward - looking statements by the use of forward looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases . Please review the end of this presentation and the Company’s Annual Report on Form 10 - K and Quarterly Reports on Form 10 - Q for a more complete list of risk factors, as well as a discussion of forward - looking statements .

12 Risk Factors There are risks associated with an investment in our Company . The following is a summary of some of these risks . For a discussion of the risks which should be considered in connection with our Company, see the section entitled “Item 1 A . Risk Factors” in the Company’s Annual Report on Form 10 - K filed with the SEC on March 15 , 2019 . • All of our executive officers are also officers, managers or holders of a direct or indirect controlling interest in our advisor, New York City Advisors, LLC (our "Advisor") and other entities affiliated with AR Global Investments, LLC (the successor business to AR Capital, LLC, "AR Global") ; as a result, our executive officers, our Advisor and its affiliates face conflicts of interest, including significant conflicts created by our Advisor’s compensation arrangements with us and other investor entities advised by AR Global affiliates, and conflicts in allocating time among these entities and us, which could negatively impact our operating results ; • We depend on tenants for our revenue and, accordingly, our revenue is dependent upon the success and economic viability of our tenants ; • We may not be able to achieve our rental rate objectives on new and renewal leases and our expenses could be greater, which may impact operations ; • Effective March 1 , 2018 , we ceased paying distributions . There can be no assurance we will be able to resume paying distributions at our previous level or at all ; • Our properties may be adversely affected by economic cycles and risks inherent to the New York metropolitan statistical area ("MSA"), especially New York City ; • We are obligated to pay fees, which may be substantial, to our Advisor and its affiliates ; • We may fail to continue to qualify to be treated as a real estate investment trust for United States federal income tax purposes ("REIT") ; • Because investment opportunities that are suitable for us may also be suitable for other AR Global - advised programs or investors, our Advisor and its affiliates may face conflicts of interest relating to the purchase of properties and other investments and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could reduce the investment return to our stockholders ; • No public market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid ; • Our stockholders are limited in their ability to sell their shares pursuant to our share repurchase program (the "SRP") which is currently suspended and may have to hold their shares for an indefinite period of time ; • If we and our Advisor are unable to find suitable investments, then we may not be able to achieve our investment objectives, or resume paying distributions ; and • As of September 30 , 2019 , we owned only eight properties and therefore have limited diversification .

13 ▪ For account information, including balances and the status of submitted paperwork, please call us at (866) 902 - 0063 ▪ Financial Advisors may view client accounts, statements and tax forms at www.dstvision.com ▪ Shareholders may access their accounts at www.ar - global.com NewYorkCityREIT.com